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                                                                      EXHIBIT 11

                    CNA SURETY CORPORATION AND SUBSIDIARIES

                         EARNINGS PER SHARE COMPUTATION

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
                                                                                            SEPTEMBER 30,
                                                                                              (DATE OF
                                                                                             INCEPTION),
                                                             YEAR ENDED      YEAR ENDED        THROUGH
                                                            DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                                1999            1998            1997
                                                            ------------    ------------    -------------
                                                            (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
Net Income..............................................      $56,498         $45,515          $10,996
                                                              =======         =======          =======
Shares:
Weighted average shares outstanding.....................       43,957          43,625           43,294
  Weighted average shares of options exercised..........           17              97                8
                                                              -------         -------          -------
Total weighted average shares outstanding...............       43,974          43,722           43,302
  Effect of dilutive options............................          146             153              250
                                                              -------         -------          -------
Total weighted average shares outstanding, assuming
  dilution..............................................       44,120          43,875           43,552
                                                              =======         =======          =======
Earnings per share......................................      $  1.28         $  1.04          $  0.25
                                                              =======         =======          =======
Earnings per share, assuming dilution...................      $  1.28         $  1.04          $  0.25
                                                              =======         =======          =======
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